Exhibit 99.1

For Immediate Release

Blonder Tongue Announces
Departure of EVP Emily Nikoo

OLD BRIDGE, NJ — January 13, 2016— Blonder Tongue (NYSE MKT:BDR) announced today that its Executive Vice President, Emily Nikoo, will be transitioning out of her role at the Company and will be leaving at the beginning of April.  Her departure concludes her tenure of dedicated service of over 20 years.

Ms. Nikoo joined the Company in 1995 and has been serving as the Company’s Executive Vice President since May, 2011. During her tenure, she oversaw the development of the Company's product strategy, in addition to leading the manufacturing operations and directing the company's sales initiatives.  Emily also spearheaded the "Business Technical Group" to brainstorm and develop solutions for the Business/Commercial Services sector. She is an active member of the Advisory Board for the Brian Lamb School of Communications at Purdue University, the Society of Cable Telecommunications Engineers, Women In Cable Telecommunications, and has been published in Cablefax's Most Powerful Women in Cable Magazine since 2010.

“For the past 21 years, Emily has been a devoted Blonder Tongue (BT) executive. Emily has been a major contributor and the driving force behind the development and execution of the BT and Drake product development and marketing strategies, especially with respect to the Company’s most successful products, such as the BT HDE Series of Video Encoders, the AQT8 Series and Broadcast Signal Processors, and most recently, the Drake PEG Series of Video Encoders for Public, Educational, and Government programming.” said Bob Pallé, President. Pallé continued, “We wish Emily every success in her future endeavors. We know her extraordinary technological knowledge and professional savvy will prove to be great assets in whatever she pursues.”

“I look forward to a new chapter exploring an array of interests and possibilities, but the planned transition will help ensure what I have helped build over the past 20 years will continue after I leave my Blonder Tongue family and friends,” said Nikoo.

More information on Blonder Tongue is available at www.blondertongue.com.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. (NYSE MKT:BDR) together with R. L. Drake Holdings, LLC — its wholly owned subsidiary — offer customers more than 130 years of combined engineering and manufacturing excellence with solid histories of delivering reliable, quality products. As a leader in the field of cable television communications, the Company provides system operators and integrators serving the cable, broadcast, satellite, IPTV, institutional, and professional video markets with comprehensive solutions for the provision of content contribution, distribution, and video delivery to homes and businesses. The Company designs, manufactures, sells, and supports an equipment portfolio of standard- and high-definition digital video solutions, as well as core analog video and high-speed data solutions for distribution over coax, fiber, and IP networks. Additional information on the Company and its products can be found at www.blondertongue.com and www.rldrake.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2014 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts:
Bob Palle
President & CEO
bpalle@blondertongue.com
800-523-6049